CONSULTING AGREEMENT

THIS AGREEMENT made as of the 15th day of June, 2006.

BETWEEN:

DELTA OIL & GAS, INC., a Colorado corporation having offices at 1122 6th Avenue N., Seattle, Washington, USA, 98109;
(the "Company")

AND:

HURRICANE CORPORATE SERVICES LTD., a British Columbia, Canada company with offices at suite 604 – 700 West Pender Street, Vancouver, British Columbia, Canada, V6C 1G8;
(the "Contractor")

WHEREAS the Company has offered to engage the services of the Contractor to provide certain corporate development and consulting services to the Company and the Contractor has agreed to provide such services on the terms and subject to the conditions set out in this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and mutual agreements contained herein the parties hereto agree as follows:

1.	Contractor's Duties

1.1           The Contractor shall provide the following corporate development and consulting services to the Company:

(a)	engage in the dissemination of information provided, or records prepared, in the ordinary course of business of the Company:

(i)	to promote the sale of products or services of the Company,

(ii)	to raise public awareness of the Company, and

(iii)	to answer all incoming communications from investors and to respond accordingly to enquiries, if any;

(b)	assist the Company in elevating its profile in the institutional market for the purposes of enabling the Company to generate business opportunities within the Oil and Gas Exploration sector.

1.2           The Contractor will also maintain in at least two copies in disparate secure locations a complete database of all parties contacted or have contacted the Contractor who have indicated an interest in the Company and who have asked to continue to receive the Company’s information.

2.	Contractor's Remuneration, Expenses and Incentive Stock Options

2.1	The Company shall pay to the Contractor CA $2,500 plus applicable taxes on the 1st day of each calendar month.

2.2           The Company shall reimburse the Contractor for postage, telephone and email expenses incurred by the Contractor in connection with taking up and performing the Duties, provided that the Contractor receives approval from the president of the Company prior to incurring such expenses and provides receipts or other proof of such expenses.

3.	Term of Agreement

3.1           The term of this Agreement shall commence on June 15, 2006 and shall continue on a month to month basis until either party gives notice to the other that the agreement is terminated subject to section 5.5.

4.	Confidentiality

4.1	Subject to subsection 4.2, the Contractor shall not, either during the term hereof, or at any time thereafter, to the detriment of the Company:

(a)	disclose any information pertaining to the Company which the Contractor acquires in the course of performing the Duties;

(b)
use for the Contractor’s own purpose or for any purpose other than that of the Company any information which the Contractor acquires in the course of performing the Duties in relation to the business of the Company.

4.2           The obligation under subsection 4.1 will not apply with respect to information:

(a)	which at the time of its disclosure to the Contractor was or subsequently becomes (through no act on the part of the Contractor) available to the public;

(b)	in respect of which the Contractor has received the prior authorization of the Company to disclose or communicate such information, or any part thereof, to third parties without restriction; or

(c)	in respect of which the Contractor has an obligation under applicable laws to disclose such information.

5.	General Provisions

Entire Agreement

5.1           This Agreement constitutes the entire agreement between the parties and supersedes all previous communications, representations and agreements, whether oral or written, between the parties with respect to the subject matter of this Agreement.

Amendment

5.2           This Agreement may not be amended except by written agreement of the parties hereto.

Enurement

5.3           This Agreement shall enure to the benefit of and be binding upon the Company and the Contractor and their respective heirs, executors, representatives, administrators, successors and permitted assigns.

Governing Law

5.4 This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia.

Termination

5.5
The Company has the right to cancel the contract at any time within any six month term by giving thirty days written notice according to section 5.6. The Company will pay the contractor up to the end of the last calendar month in which the 30th day of the notice occurs.

Notices

5.6                   Any notice or other communication required or permitted to be given under this agreement shall be in writing and shall be either delivered or sent by telecopy or similar facsimile transmission (receipt confirmed) to the party hereto to whom such notice or other communication is to be given at the address below or at such other address as is designated by that party hereto in writing:

(a)   if to the Company, to:                                                            (b)       if to the Contractor, to:

Delta Oil & Gas, Inc.                                                                                 Hurricane Corporate Services Ltd.
1122 6th Avenue N.                                                                                    # 604 – 700 W. Pender Street
Seattle, Washington                                                                                 Vancouver, British Columbia
98109                                                                                                            Canada, V6C 1G8
Ph:  604.602.1500                                                                                        Ph:  604.602.1650
Fax:  604.602.1525

Attention:    Mr. Douglas N. Bolen, President

Any such notice or communication shall be deemed to have been given and received on the date of sending if sent by facsimile (provided that such date is a business day, otherwise such notice or communication shall be deemed to have been given and received on the next business day) or upon receipt by a responsible officer of the addressee if delivered.

Compliance With Regulatory and Legal Statutes

5.6
The contractor shall at all times ensure that its activities on behalf of the Company are executed according to the laws and regulatory requirements of all jurisdictions in which it disseminates information and shall be solely liable and responsible for any and all compliance with NASD and SEC regulations of the United States.

IN WITNESS WHEREOF the Company has executed this Agreement by its duly authorized officer and the Contractor has hereunto set his hand and seal as of the date first above written.

DELTA OIL & GAS, INC. /s/ Douglas N. Bolen Signature of Authorized Signatory Douglas N. Bolen, President/CEO Print Name and Position

HURRICANE CORPORATE SERVICES LTD. /s/ Kulwant Sandher Signature Kulwant Sandher, President/CFO Print Name	) ) ) ) ) ) )